EXHIBIT 99.1

By Electronic Delivery to: tkeegan@bankofflorida.com

May 20, 2010

Ms. Tracy L. Keegan

Chief Financial Officer

Bank of Florida Corporation

1185 Immokalee Road

Naples, FL 34110

Re:	Bank of Florida Corporation (the “Company”)
Nasdaq Symbol: BOFL

Dear Ms. Keegan:

I am following up on our recent telephone conversation, in which I explained that companies listed on the Nasdaq Global Market are required to maintain a minimum of $10,000,000 in stockholders’ equity for continued listing.1 Since your Form 10-Q for the period ended March 31, 2010 reported stockholders’ equity of ($5,766,000), the Company no longer complies with our Listing Rules (the “Rules”).2

Under our Rules the Company has 45 calendar days to submit a plan to regain compliance. If your plan is accepted, we can grant an extension of up to 180 calendar days from the date of this letter to evidence compliance. Your plan should be as definitive as possible, addressing any issues that you believe would support your request for an extension. You are encouraged to provide any relevant documentation, including but not limited to financial projections, agreements, offering circulars, letters of intent and contracts and the time line to complete your plan.

In determining whether to accept your plan, we will consider such things as the likelihood that the plan will result in compliance with Nasdaq’s continued listing criteria, the Company’s past compliance history, the reasons for the Company’s current non-compliance, other corporate events that may occur within our review period, the Company’s overall financial condition and its public disclosures. Therefore, it would be helpful if your plan addresses each of these points.

Please email the Company’s compliance plan to me at pamela.morris@nasdaqomx.com no later than July 6, 2010. After I review the plan we will contact you if we have any questions or comments and will provide you written notice of our decision. If we do not accept your plan, you will have the opportunity to appeal that decision to a Hearings Panel.3

[1]	Listing Rule 5450(b)(1)(A).
[2]	The Company also does not meet the continued listing requirements under the alternative standards. See attached chart.
[3]	See Listing Rule 5815(a).

Ms. Tracy L. Keegan

May 20, 2010

Alternatively, you may consider applying to transfer the Company’s securities to The Nasdaq Capital Market (the “Capital Market”). In order to transfer, the Company must meet the Capital Market’s continued listing requirements, except for the bid price, (please see the Capital Market’s Continued Listing Requirements included with this letter), and submit a Transfer Application no later than July 6, 2010.4

Our Rules require that the Company promptly disclose receipt of this letter by either filing a Form 8-K, where required by SEC rules, or by issuing a press release. The announcement needs to be made no later than four business days from the date of this letter and must include the continued listing criteria that the Company does not meet.5 The Company must also provide a copy of the announcement to Nasdaq’s MarketWatch Department at least 10 minutes prior to its public release.6 For your convenience attached is a list of news services. Please note that if you do not make the required announcement trading in your securities will be halted.7

Finally, Nasdaq makes available to investors a list of all non-compliant companies, which is posted on our website at www.nasdaq.com. The Company will be included in the list beginning five business days from the date of this letter. As part of this process, an indicator reflecting the Company’s non-compliance will be broadcast over Nasdaq’s market data dissemination network and will also be made available to third party market data providers.

If you have any questions, please contact me at +1 301 978 8053.

Sincerely,

/s/ Pamela D. Morris
Pamela D. Morris
Lead Analyst
Nasdaq Listing Qualifications

Enclosures

[4]	For on-line access to the appropriate Transfer Application, please see “Nasdaq Reference Links.”
[5]	Listing Rule 5810(b).
[6]	The notice must be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure service available at www.NASDAQ.net.
[7]	Listing IM-5810-1.

NASDAQ REFERENCE LINKS

Topic	Description	Link
NASDAQ Listing Rules	All initial and continued listing rules	NASDAQ Listing Rules

Corporate Governance	Independent directors, committee requirements and shareholder approval	www.nasdaq.com/about/FAQsCorpGov.stm

Fees	Fee schedule	www.nasdaq.com/about/FAQsFees.stm

Frequently Asked Questions (FAQs)	Topics related to initial and continued listing	www.nasdaq.com/about/LegalComplianceFAQs.stm

Hearing Requests & Process	Discussion of the Nasdaq Hearings process	www.nasdaq.com/about/FAQsHearings.stm

Listing of Additional Shares (LAS)	Explanation of Nasdaq’s Listing of Additional Shares process	www.nasdaq.com/about/FAQsLAS.stm

Transfer to the Nasdaq Capital Market	Procedures and application to transfer securities to the Nasdaq Capital Market	www.nasdaq.com/about/FAQsPhaseDown.stm

DIRECTORY OF NEWS SERVICES*

The use of any of these services will satisfy NASDAQ’s listing rules that require the disclosure of specific information in a press release or public announcement. The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

News Service	Internet Address	Telephone Number
Bloomberg Business News	www.bloomberg.com	Toll free: 800 444 2090 Phone: 609 750 4500

Business Wire	www.businesswire.com	Toll free: 800 227 0845 Phone: 415 986 4422

Dow Jones News Wire	www.djnewswires.com	Phone: 201 938 5400

GlobeNewswire (A NASDAQ OMX Co.)	www.globenewswire.com	Toll free: 800 307 6627 Phone: 310 642 6930

MarketWire	www.marketwire.com	Toll free: 800 774 9473 Phone: 310 765 3200

PR Newswire	www.prnewswire.com	Toll free: 800 832 5522 Phone: 201 360 6700

Reuters	www.thomsonreuters.com	Phone: 646 223 6000

*	Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Listing Rule(s) .

The Nasdaq Global Market and

The Nasdaq Global Select Market

Continued Listing Requirements

This table identifies the minimum standards for continued listing on The Nasdaq Global Market and The Nasdaq Global Select Market. Each incidence of non-compliance by the Company is denoted with an “X”.

COMPANY SYMBOL:    BOFL

Requirements	Equity Standard		Market Value Standard		Total Assets/ Total Revenue Standard
Stockholders’ equity	$10 million	X	N/A		N/A
Market value of listed securities[8]	N/A		$50 million	X	N/A
Total assets and Total revenue (in latest fiscal year or in two of last three fiscal years)	N/A		N/A		$50 million and $50 million
Publicly held shares[9]	750,000		1.1 million		1.1 million
Market value of publicly held shares	$5 million		$15 million	X	$15 million	X
Bid price	$1		$1		$1
Total shareholders[10]	400		400		400
Market makers[11]	2		4		4

[8]	The term, “listed securities”, is defined as “securities listed on NASDAQ or another national securities exchange.”
[9]

Publicly held shares is defined as total shares outstanding, less any shares held directly or indirectly by officers, directors or any person who is the beneficial owner of more than 10% of the total shares outstanding of the company.

[10]	Total shareholders include both holders of beneficial interest and holders of record.
[11]	An electronic communications network (ECN) is not considered a market maker for the purpose of these rules.

The Nasdaq Capital Market

Continued Listing Requirements

Companies must meet all of the criteria under at least one of the three standards below.

Requirements	Equity Standard	Market Value of Listed Securities Standard	Net Income Standard
Stockholders’ equity	$2.5 million	N/A	N/A
Market value of listed securities	N/A	$35 million	N/A
Net income from continuing operations (in the latest fiscal year or in two of the last three fiscal years)	N/A	N/A	$500,000
Publicly held shares	500,000	500,000	500,000
Market value of publicly held securities	$1 million	$1 million	$1 million
Bid price	$1	$1	$1
Public holders	300	300	300
Market makers	2	2	2
Corporate governance	Yes	Yes	Yes